Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 4 dated February 5, 2026 relating to the Common Shares without par value, of Vista Gold Corp. shall be filed on behalf of the undersigned.

SUN VALLEY GOLD LLC By: /s/ Peter F. Palmedo
Name: Peter F. Palmedo
Title: Managing Member

PALMEDO HOLDINGS LLLP By: /s/ Peter F. Palmedo
Name: Peter F. Palmedo
Title: General Partner

SUN VALLEY GOLD MASTER FUND, LTD. By: /s/ Peter F. Palmedo
Name: Peter F. Palmedo
Title: Director

PETER F. PALMEDO By: /s/ Peter F. Palmedo